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                                                                    EXHIBIT e(3)


                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                          SHORT-TERM INVESTMENTS TRUST
                                       AND
                             FUND MANAGEMENT COMPANY


         THIS AGREEMENT is made this 1st day of July, 2000, by and between SHORT-TERM INVESTMENTS TRUST, a Delaware business trust (hereinafter referred to as the "Company"), and FUND MANAGEMENT COMPANY, a Texas corporation, (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Company hereby appoints the Distributor as its exclusive agent for the sale of the shares set forth in Appendix A attached hereto (the "Shares") of the Company to the public directly and through investment dealers and financial institutions in the United States and throughout the world in accordance with the terms of the Company's current prospectus applicable to the Shares.

         SECOND: The Company shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however,

         (A) the Company may issue Shares of one or more classes of its shares of beneficial interest to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

         (B) the Company may issue Shares at their net asset value in connection with certain categories of transactions or to certain categories of persons, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such category is specified in the then current prospectuses of the Company.

         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Shares and agrees that it will use its best efforts to sell such Shares; provided, however, that:

         (A) the Distributor may, and when requested by the Company shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstance of any kind; and

         (B) the Company may withdraw the offering of the Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the


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Shares. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares.

         FOURTH:

         (A) The public offering price of Shares of the Company (the "offering price") shall be the net asset value per Share. Net asset value per Share shall be determined in accordance with the provisions of the then current Shares' prospectus and statement of additional information.

         (B) No provision of this Agreement shall be deemed to prohibit any payments by the Company to the Distributor or by the Company or the Distributor or to investment dealers and financial institutions where such payments are made under a distribution plan adopted by the Company, on behalf of the applicable Shares, pursuant to Rule 12b-1 under the 1940 Act and approved by the Company's trustees and by the holders of the Shares in a manner consistent with such rule.

         FIFTH: The Distributor shall act as agent of the Company in connection with the sale and repurchase of Shares of the Company. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares of the Company and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Shares of the Company to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent of the Company.

         SIXTH:  The Company shall bear

         (A) the expenses of qualification of the Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

         (B) all legal expenses in connection with the foregoing.

         SEVENTH:  The Distributor shall bear

         (A) the expenses of printing from the final proof and distributing prospectuses and statements of additional information (including supplements thereto) of the Company relating to the Shares in connection with public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders by the Company), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings; and


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         (B)  expenses of advertising in connection with such public offerings;

provided however, that the Distributor shall be reimbursed for all or a portion of the expenses described in sections (A) and (B) of this paragraph, and shall receive reasonable compensation for distribution related services, to the extent permitted by a distribution plan adopted by the Company pursuant to Rule 12b-1 under the 1940 Act, which plan may be amended from time to time as provided therein without consent of the Distributor.

         EIGHTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

         NINTH: The Company and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of the Shares.

         TENTH:

         (A) In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectuses of the Company, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company against any and all claims, demands, liabilities and expenses which the Company may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Company in its prospectuses or in this Agreement.

         (B) The Distributor agrees to indemnify the Company against any and all claims, demands, liabilities and expenses which the Company may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectuses of the Company, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Company's transfer agent or for any failure of such transfer agent to perform its duties.

         ELEVENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its charter or to any applicable statute or regulation.

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         TWELFTH: This Agreement shall become effective as of the date hereof, shall continue until June 30, 2001, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Board of Trustees of the Company, or
(ii) by the vote of a majority of the Company's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act), and (b) by vote of a majority of the Company's trustees who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the Investment Company
Act) of any party to this Agreement cast in person at a meeting called for such purpose.

         THIRTEENTH:

         (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of the Company, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning as defined in Section 2(a)(4) of the Investment Company Act.

         FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of both the Company and the Distributor shall be Eleven Greenway Plaza, Suite 100, Houston, Texas 77046.

         FIFTEENTH: Copies of the Agreement and Declaration of Trust, as amended, establishing the Company are on file with the Secretary of State of the State of Delaware, and notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Company individually, but are binding only upon the assets and property of the Company and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the day and year first above written.

                                            SHORT-TERM INVESTMENTS TRUST


                                            By: /s/ ROBERT H. GRAHAM
                                               ---------------------------------
                                               Name:  Robert H. Graham
                                               Title: President

Attest:

/s/ LISA A. MOSS
---------------------------
Name:  Lisa A. Moss
Title: Assistant Secretary


                                            FUND MANAGEMENT COMPANY


                                            By: /s/ J. ABBOTT SPRAGUE
                                               ---------------------------------
                                               Name:  J. Abbott Sprague
                                               Title: President

Attest:

/s/ LISA A. MOSS
---------------------------
Name:  Lisa A. Moss
Title: Assistant Secretary



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                                  APPENDIX A TO
                           FIRST AMENDED AND RESTATED
                        MASTER DISTRIBUTION AGREEMENT OF
                          SHORT-TERM INVESTMENTS TRUST



GOVERNMENT & AGENCY PORTFOLIO

Cash Management Class
Institutional Class
Personal Investment Class
Private Investment Class
Reserve Class
Resource Class

GOVERNMENT TAXADVANTAGE PORTFOLIO

Cash Management Class
Institutional Class
Personal Investment Class
Private Investment Class
Reserve Class
Resource Class

TREASURY PORTFOLIO

Cash Management Class
Institutional Class
Personal Investment Class
Private Investment Class
Reserve Class
Resource Class




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